Exhibit 99.1

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Highlands Bancorp, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on December 13, 2018.

Vote by Internet

- Go to **www.investorvote.com/HSBK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR the proposals set forth below.

	For	Against	Abstain
1. To approve an Agreement and Plan of Merger, dated as of August 23, 2018, by and between Highlands Bancorp, Inc. and Lakeland Bancorp, Inc., providing for: • the merger of Highlands with and into Lakeland; and • the automatic conversion of each outstanding share of the common stock of Highlands into 1.015 shares of Lakeland common stock.	☐	☐	☐
2. Such other business as shall properly come before the special meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy HIGHLANDS BANCORP, INC. Notice of Special Meeting of Shareholders 310 Route 94, Vernon, New Jersey 07462 Revokable Proxy for Special Meeting Shareholders Solicited by Board of Directors for Special Meeting December 13, 2018 The undersigned hereby appoints the Board of Directors of Highlands Bancorp, Inc. (“the Company”), and each of them to vote all of the shares of the Company standing in the undersigned’s name at the Special Meeting of Shareholders of the Company, to be held at the corporate headquarters of the Company, 310 Route 94, Vernon, New Jersey 07462, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. (Items to be voted appear on reverse side.)